Exhibit 5
                                                                             and
                                                                   Exhibit 24(b)
                             Harold F. McCart, Jr.
                                Attorney at Law
                                Boling & McCart
                           A Professional Association
                         Seventy-six South Laura Street
                          Jacksonville, Florida 32202
                                 (904) 354-6543

                                January 31, 1997
Board of Directors
Koger Equity, Inc.
3986 Boulevard Center Drive
Jacksonville, FL  32207

Re:  Koger Equity, Inc.
       Dividend Reinvestment Plan
       Registration Statement on Form S-3

Dear Sirs:

           We have acted as counsel for Koger Equity, Inc., a Florida corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of the above-captioned Registration Statement (the "Registration Statement") for the purpose of registering 500,000 shares of the Company's common stock, par value $.01 per share (the "Shares"), issuable pursuant to the Company's Dividend Reinvestment Plan (the "Plan").

           In so acting as such counsel, we have examined and relied upon the originals or copies, certified or otherwise identified to our satisfaction, of such Company records, documents, certificates, and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. Based upon the foregoing, and such examination of law as we have deemed necessary, we are of the opinion that:

           1. The Company has been incorporated and is existing as a corporation and its status is active under the laws of the State of Florida, its state of incorporation.

           2. The Shares have been authorized and, when issued and sold as contemplated in the Registration Statement and in accordance with the terms of the Plan will be validly issued, fully paid and non-assessable.

           We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our firm in the Registration Statement and the related prospectus under the heading "Legal Matters."
                                                 Very truly yours,


                                                 Boling & McCart